EXHIBIT 99.1

Chemical Financial Corporation Reports Fourth Quarter 2008 Results

MIDLAND, Mich., January 26, 2009 (GLOBE NEWSWIRE) -- Chemical Financial Corporation (Nasdaq:CHFC) today announced fourth quarter 2008 net income of $1.6 million, or $0.06 per diluted share, versus net income of $9.8 million, or $0.41 per diluted share, in the fourth quarter of 2007.

Net income was $19.8 million, or $0.83 per diluted share, for the twelve months ended December 31, 2008, compared to net income of $39.0 million, or $1.60 per diluted share, for the twelve months ended December 31, 2007.

"Although net interest income in the fourth quarter of 2008 increased over 15 percent from the prior year's quarter, increasing credit quality issues and associated costs produced a lower level of financial performance. During the fourth quarter of 2008, we recorded an $18 million provision for loan losses and incurred $2.6 million in other credit quality related costs. In light of these amounts and the credit quality issues facing the banking industry nationwide, we are encouraged by our continued profitability, but by no means satisfied with our reported results," said David B. Ramaker, Chairman, Chief Executive Officer and President of Chemical Financial Corporation.

"With the national economy and Michigan's economy in the midst of a significant recession, and the outlook uncertain, we continue to enhance our efforts to address credit quality issues. Opportunities remain for quality consumer and commercial loan growth, however, as national competitors continue to abandon lending to the Michigan market," noted Ramaker.

"Our balance sheet, capital position, and liquidity leave Chemical Financial Corporation well positioned to capture this growth by expanding our commercial and consumer relationships as well as capitalizing on other expansion opportunities that present themselves. Chemical Financial Corporation will continue to take a leadership role in meeting the financial needs of the communities we serve," added Ramaker.

Net interest income was $38.5 million in the fourth quarter of 2008, an increase of $5.1 million, or 15.2 percent, from fourth quarter 2007 net interest income of $33.4 million and an increase of $1.8 million, or 4.9 percent, from third quarter 2008 net interest income of $36.7 million. The increases in net interest income were attributable primarily to continued increases in net interest margin. The net interest margin (on a tax-equivalent basis) in the fourth quarter of 2008 was 4.38 percent, up substantially from 3.86 percent in the fourth quarter of 2007 and up from 4.20 percent in the third quarter of 2008. The increases in net interest margin were primarily attributable to decreases in rates paid on interest-bearing liabilities exceeding decreases in rates earned on interest-earning assets, as deposits repriced more rapidly than loans in the falling interest rate environment experienced in the past 12 months.

Total assets were $3.87 billion at December 31, 2008, up slightly from $3.79 billion at September 30, 2008 and up modestly from $3.75 billion at December 31, 2007. At December 31, 2008, total loans were $2.98 billion, versus $2.93 billion at September 30, 2008 and $2.80 billion at December 31, 2007. The Company had no Federal funds sold at December 31, 2008, versus $2 million at September 30, 2008 and $58 million at December 31, 2007. Due to the low yields on Federal funds sold in the current interest rate environment, all overnight investable liquidity, $50 million at year-end 2008, was held in cash at the Federal Reserve Bank in Chicago. Investment securities were $547 million at December 31, 2008, down from $566 million at September 30, 2008, and down from $595 million at December 31, 2007. During 2008, the Company utilized excess liquidity to fund loan growth.

Total deposits were $2.98 billion at December 31, 2008, up from $2.94 billion at September 30, 2008, and up from $2.88 billion at December 31, 2007. Long-term wholesale borrowings, comprised of Federal Home Loan Bank advances, totaled $135 million at December 31, 2008, up from $90 million at September 30, 2008, although down from $150 million at December 31, 2007.

The provision for loan losses was $18.0 million in the fourth quarter of 2008, compared to $22.0 million in the third quarter of 2008 and $4.5 million in the fourth quarter of 2007. Included in the third quarter 2008 provision was $10.1 million attributable to a previously disclosed fraudulent loan transaction. Net loan charge-offs were $7.3 million in the fourth quarter of 2008, down from $15.3 million in the third quarter of 2008, but up substantially from $3.4 million in the fourth quarter of 2007. The declines in both the provision and loan charge-offs in the fourth quarter of 2008, as compared to the third quarter of 2008, were attributable to the fraudulent loan transaction that was reported in the third quarter of 2008. At December 31, 2008, nonperforming assets totaled $113.3 million, up from $98.4 million at September 30, 2008 and up from $74.5 million at December 31, 2007. Nonperforming loans were $93.3 million at December 31, 2008, compared to $82.7 million at September 30, 2008 and $63.4 million at December 31, 2007. At December 31, 2008, nonperforming loans as a percentage of total loans were 3.13 percent, up from 2.83 percent at September 30, 2008 and up from 2.26 percent at December 31, 2007.

The allowance for loan losses was $57.1 million at December 31, 2008, up 22.9 percent from $46.4 million at September 30, 2008. The allowance at December 31, 2008 was 1.91 percent of total loans, up from 1.58 percent of total loans at September 30, 2008 and up from 1.41 percent of total loans at December 31, 2007. The allowance for loan losses as a percent of nonperforming loans was 61 percent at December 31, 2008, up from 56 percent at September 30, 2008, but down slightly from 62 percent at December 31, 2007. As part of Chemical Financial Corporation's ongoing credit portfolio monitoring program, the Company makes regular, periodic assessments of the quality of each nonperforming credit, the financial condition of the borrower and the value of any underlying collateral to identify potential loss exposure on nonperforming loans.

Total noninterest income was $9.6 million in the fourth quarter of 2008, down $0.5 million, or 4.5 percent, from $10.1 million in the third quarter of 2008 and down $1.2 million, or 11.3 percent, from $10.8 million in the fourth quarter of 2007. The decrease in the fourth quarter of 2008 was primarily attributable to decreases in trust and investment services revenue, service charges on deposit accounts and other income. The decrease in trust and investment services revenue resulted from declines in U.S. equity markets, which reduced the market value of the assets under management. Operating expenses in the fourth quarter of 2008 were $28.6 million, up $1.9 million, or 7.0 percent, from the third quarter of 2008, and up $3.1 million, or 12.2 percent, from $25.5 million in the fourth quarter of 2007. The increase in the fourth quarter of 2008 was attributable to higher operating costs incurred across the company's expense base, although largely due to increases in other credit-related costs. Credit related costs, included in other operating expenses, were $2.6 million in the fourth quarter of 2008, compared to $1.1 million in the third quarter of 2008 and $0.9 million in the fourth quarter of 2007. The Company's efficiency ratio was 58.7 percent in the fourth quarter of 2008, up from 56.5 percent in the third quarter of 2008 and from 56.9 percent in the fourth quarter of 2007. The increase in the efficiency ratio from the prior year's quarter was attributable to the increase in operating expenses.

The Company's return on average assets during the fourth quarter of 2008 was 0.17 percent, up from (0.11) percent in the third quarter of 2008, but down from 1.04 percent in the fourth quarter of 2007. At December 31, 2008, the Company's book value stood at $20.58 per share versus $21.35 per share at December 31, 2007.

Net income for the twelve months ended December 31, 2008 of $19.8 million was 49 percent lower than net income for the twelve months ended December 31, 2007. Costs attributable to declining credit quality along with the previously disclosed fraud loss were the primary cause of the decline in net income. Although net interest income increased by over $15 million, or 11.7 percent, this increase was insufficient to overcome the substantial increase in the provision for loan losses. The provision for loan losses in the twelve months ended December 31, 2008 totaled $49.2 million, more than four times the $11.5 million provision incurred in 2007. Noninterest income declined by 4.8 percent in 2008 from the prior year, due primarily to declines in other income and trust and investment services revenue, while operating expenses increased by 4.2 percent, due primarily to increases in credit-related costs, which are reported in other operating expenses.

As previously announced on January 21, 2009, the Company declared its first quarter 2009 cash dividend of $0.295 per share, unchanged from the prior quarter's dividend level.

Chemical Financial Corporation is the third-largest bank holding company headquartered in Michigan. The Company operates through a single subsidiary bank, Chemical Bank, with 129 banking offices spread over 31 counties in the lower peninsula of Michigan. At December 31, 2008, the Company had total assets of $3.87 billion. Chemical Financial Corporation's common stock trades on The Nasdaq Stock Market under the symbol CHFC and is one of the issues comprising the Nasdaq Global Select Market.

Safe Harbor Statement

This report contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and Chemical Financial Corporation itself. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "judgment," "plans," "predicts," "projects," "should," "will," variations of such words and similar expressions are intended to identify such forward-looking statements.

Management's determination of the provision and allowance for loan losses involves judgments that are inherently forward-looking. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Chemical Financial Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Risk factors include, but are not limited to, the risk factors described in Item 1A in Chemical Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2007, the timing and level of asset growth; changes in banking laws and regulations; changes in tax laws; changes in prices, levies and assessments; the impact of technological advances and issues; governmental and regulatory policy changes; opportunities for acquisitions and the effective completion of acquisitions and integration of acquired entities; the possibility that anticipated cost savings and revenue enhancements from acquisitions, restructurings, reorganizations and bank consolidations may not be realized fully or at all or within expected time frames; the local and global effects of the ongoing war on terrorism and other military actions, including actions in Iraq; and current uncertainties and fluctuations in the financial markets and stocks of financial services providers due to concerns about credit availability and concerns about the Michigan economy in particular. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Chemical Financial Corporation Announces Fourth Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation

(In thousands, except per share data)	December 31 2008	December 31 2007
Assets:
Cash and cash equivalents:
Cash and cash due from banks	$168,650	$125,285
Federal funds sold	-	58,000
Interest-bearing deposits with unaffiliated banks	4,572	6,228
Total Cash and Cash Equivalents	173,222	189,513
Investment securities:
Available for sale	449,947	503,271
Held to maturity	97,511	91,243
Total Investment Securities	547,458	594,514
Other securities	22,128	22,135
Loans held for sale	8,463	7,883

Loans:
Commercial	587,554	515,319
Real estate commercial	786,404	760,399
Real estate construction	119,001	134,828
Real estate residential	839,555	838,545
Consumer	649,163	550,343
Total Loans	2,981,677	2,799,434
Allowance for loan losses	(57,056)	(39,422)
Net Loans	2,924,621	2,760,012

Premises and equipment	53,036	49,930
Goodwill	69,908	69,908
Other intangible assets	5,241	6,876
Interest receivable and other assets	70,236	53,542
Total Assets	$3,874,313	$3,754,313

Liabilities:
Deposits:
Noninterest-bearing	$524,464	$535,705
Interest-bearing	2,454,328	2,339,884
Total Deposits	2,978,792	2,875,589
Interest payable and other liabilities	35,214	22,848
Short-term borrowings	233,738	197,363
Federal Home Loan Bank advances - long-term	135,025	150,049
Total Liabilities	3,382,769	3,245,849

Shareholders' Equity:
Common stock, $1 par value per share	23,881	23,815
Surplus	346,916	344,579
Retained earnings	133,578	141,867
Accumulated other comprehensive loss	(12,831)	(1,797)
Total Shareholders' Equity	491,544	508,464
Total Liabilities and Shareholders' Equity	$3,874,313	$3,754,313

Chemical Financial Corporation Announces Fourth Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation

	Three Months Ended December 31		Twelve Months Ended December 31
(In thousands, except per share data)	2008	2007	2008	2007
Interest Income:
Interest and fees on loans	$45,357	$47,630	$180,629	$191,480
Interest on investment securities:
Taxable	5,148	6,260	21,793	24,927
Tax-exempt	762	701	2,882	2,719
Dividends on other securities	372	361	1,167	1,116
Interest on federal funds sold	56	640	1,666	5,135
Interest on deposits with unaffiliated banks	8	134	199	517
Total Interest Income	51,703	55,726	208,336	225,894

Interest Expense:
Interest on deposits	11,716	18,944	54,763	81,234
Interest on short-term borrowings	281	1,596	2,223	7,327
Interest on Federal Home Loan Bank advances - long-term	1,195	1,764	6,097	7,244
Total Interest Expense	13,192	22,304	63,083	95,805
Net Interest Income	38,511	33,422	145,253	130,089
Provision for loan losses	18,000	4,475	49,200	11,500
Net Interest Income after
Provision for Loan Losses	20,511	28,947	96,053	118,589

Noninterest Income:
Service charges on deposit accounts	4,951	5,306	20,048	20,549
Trust and investment services revenue	2,517	2,906	10,625	11,325
Other charges and fees for customer services	1,658	1,759	6,894	6,772
Mortgage banking revenue	428	470	1,836	2,117
Investment securities net gains	-	-	1,278	4
Other	50	391	516	2,521
Total Noninterest Income	9,604	10,832	41,197	43,288

Operating Expenses:
Salaries, wages and employee benefits	14,863	14,033	59,227	59,008
Occupancy	2,619	2,451	10,221	10,172
Equipment	2,564	2,301	9,230	8,722
Other	8,583	6,737	30,430	26,769
Total Operating Expenses	28,629	25,522	109,108	104,671
Income Before Income Taxes	1,486	14,257	28,142	57,206
Federal Income Tax Expense (Benefit)	(100)	4,411	8,300	18,197
Net Income	$1,586	$9,846	$19,842	$39,009

Net income per share:
Basic	$0.06	$0.41	$0.83	$1.60
Diluted	0.06	0.41	0.83	1.60

Cash dividends per share	0.295	0.285	1.180	1.140

Average shares outstanding:
Basic	23,878	23,884	23,840	24,360
Diluted	23,894	23,893	23,853	24,371

Chemical Financial Corporation Announces Fourth Quarter Operating Results

Financial Summary (Unaudited)
Chemical Financial Corporation

	Three Months Ended December 31		Twelve Months Ended December 31
(Dollars in thousands)	2008	2007	2008	2007
Average Balances
Total assets	$3,807,132	$3,741,603	$3,784,617	$3,785,034
Total interest-earning assets	3,567,966	3,510,614	3,550,611	3,551,867
Total loans	2,966,308	2,814,004	2,873,151	2,805,880
Total deposits	2,930,089	2,883,060	2,924,361	2,923,004
Total interest-bearing liabilities	2,738,703	2,677,572	2,711,413	2,718,814
Total shareholders' equity	503,758	502,260	509,100	505,915

	Three Months Ended December 31		Twelve Months Ended December 31
	2008	2007	2008	2007
Key Ratios (annualized where applicable)
Net interest margin (taxable equivalent basis)	4.38%	3.86%	4.16%	3.73%
Efficiency ratio	58.7%	56.9%	57.8%	59.6%
Return on average assets	0.17%	1.04%	0.52%	1.03%
Return on average shareholders' equity	1.3%	7.8%	3.9%	7.7%
Average shareholders' equity as a
percent of average assets	13.2%	13.4%	13.5%	13.4%
Tangible shareholders' equity as a
percent of total assets			11.0%	11.7%
Total risk-based capital ratio			16.4%	17.3%

	Dec 31 2008	Sept 30 2008	June 30 2008	March 31 2008	Dec 31 2007
Credit Quality Statistics
Nonaccrual loans	$76,466	$69,719	$61,635	$61,360	$55,596
Loans 90 or more days past due
and still accruing	16,862	13,012	10,288	10,570	7,764
Total nonperforming loans	93,328	82,731	71,923	71,930	63,360
Repossessed assets (RA)	19,923	15,699	15,897	12,664	11,132
Total nonperforming assets	113,251	98,430	87,820	84,594	74,492
Net loan charge-offs (year-to-date)	31,566	24,210	8,958	2,460	6,176

Allowance for loan losses as a
percent of total loans	1.91%	1.58%	1.39%	1.42%	1.41%
Allowance for loan losses as a
percent of nonperforming loans	61%	56%	55%	55%	62%
Nonperforming loans as a
percent of total loans	3.13%	2.83%	2.52%	2.58%	2.26%
Nonperforming assets as a
percent of total loans plus RA	3.77%	3.34%	3.06%	3.02%	2.65%
Nonperforming assets as a
percent of total assets	2.92%	2.60%	2.35%	2.23%	1.98%
Net loan charge-offs as a percent of
average loans (year-to-date, annualized)	1.10%	1.14%	0.64%	0.35%	0.22%

	Dec 31 2008	Sept 30 2008	June 30 2008	March 31 2008	Dec 31 2007
Additional Data - Intangibles
Goodwill	$69,908	$69,908	$69,908	$69,908	$69,908
Core deposit intangibles	3,050	3,266	3,609	4,062	4,593
Mortgage servicing rights (MSR)	2,191	2,328	2,354	2,280	2,283
Amortization of core deposit intangibles (quarter only)	216	343	453	531	431

Chemical Financial Corporation Announces Fourth Quarter Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation

(Dollars in thousands)	Dec 31 2008	Sept 30 2008	June 30 2008	March 31 2008	Dec 31 2007
Nonaccrual loans:
Commercial	$16,324	$13,320	$10,918	$11,595	$10,961
Real estate commercial	27,344	24,230	17,915	19,235	19,672
Real estate construction	15,310	14,513	15,157	17,206	12,979
Real estate residential	12,175	12,869	11,955	9,267	8,516
Consumer	5,313	4,787	5,690	4,057	3,468
Total nonaccrual loans	76,466	69,719	61,635	61,360	55,596
Accruing loans contractually past due 90 days or more as to interest or principal payments:
Commercial	1,652	1,735	3,130	1,631	1,958
Real estate commercial	9,995	6,586	2,948	2,865	4,170
Real estate construction	759	1,096	676	392	-
Real estate residential	3,369	2,910	2,746	4,742	1,470
Consumer	1,087	685	788	940	166
Total accruing loans contractually past due 90 days or more as to interest or principal payments	16,862	13,012	10,288	10,570	7,764
Total nonperforming loans	93,328	82,731	71,923	71,930	63,360
Other real estate and repossessed assets	19,923	15,699	15,897	12,664	11,132
Total nonperforming assets	$113,251	$98,430	$87,820	$84,594	$74,492

Chemical Financial Corporation Announces Fourth Quarter Operating Results

Summary of Loan Loss Experience (Unaudited)
Chemical Financial Corporation

	Three Months Ended
(Dollars in thousands)	Dec 31 2008	Sept 30 2008	June 30 2008	March 31 2008	Dec 31 2007
Allowance for loan losses at beginning of period	$46,412	$39,664	$39,662	$39,422	$38,386
Provision for loan losses	18,000	22,000	6,500	2,700	4,475

Loans charged off:
Commercial	(3,254)	(11,468)	(1,474)	(591)	(550)
Real estate commercial	(1,581)	(673)	(3,373)	(1,304)	(1,415)
Real estate construction	(954)	(923)	(1,070)	(16)	(850)
Real estate residential	(1,063)	(749)	(358)	(245)	(306)
Consumer	(1,918)	(1,776)	(612)	(540)	(596)
Total loan charge-offs	(8,770)	(15,589)	(6,887)	(2,696)	(3,717)
Recoveries of loans previously charged off:
Commercial	1,094	74	228	77	90
Real estate commercial	11	68	32	20	1
Real estate construction	-	-	-	29	30
Real estate residential	83	50	5	22	12
Consumer	226	145	124	88	145
Total loan recoveries	1,414	337	389	236	278
Net loan charge-offs	(7,356)	(15,252)	(6,498)	(2,460)	(3,439)
Allowance for loan losses at end of period	$57,056	$46,412	$39,664	$39,662	$39,422

Chemical Financial Corporation Announces Fourth Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation

(In thousands, except per share data)	4th Qtr. 2008	3rd Qtr. 2008	2nd Qtr. 2008	1st Qtr. 2008	4th Qtr. 2007
Summary of Operations
Interest income	$51,703	$51,688	$51,508	$53,437	$55,726
Interest expense	13,192	14,968	15,872	19,051	22,304
Net interest income	38,511	36,720	35,636	34,386	33,422
Provision for loan losses	18,000	22,000	6,500	2,700	4,475
Net interest income after provision
for loan losses	20,511	14,720	29,136	31,686	28,947
Noninterest income	9,604	10,054	11,959	9,580	10,832
Operating expenses	28,629	26,750	26,885	26,844	25,522
Income (Loss) Before Income Taxes	1,486	(1,976)	14,210	14,422	14,257
Federal Income Tax Expense (Benefit)	(100)	(951)	4,600	4,751	4,411
Net Income (Loss)	$ 1,586	$(1,025)	$ 9,610	$ 9,671	$ 9,846

Per Common Share Data
Net income (loss):
Basic	$ 0.06	$ (0.04)	$ 0.40	$ 0.41	$ 0.41
Diluted	0.06	(0.04)	0.40	0.41	0.41
Cash dividends	0.295	0.295	0.295	0.295	0.285
Book value - period-end	20.58	21.19	21.58	21.60	21.35
Market value - period-end	27.88	31.14	20.40	23.84	23.79